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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TechTarget, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TechTarget, Inc.
117 KENDRICK STREET, SUITE 800
NEEDHAM, MA 02494

October 23, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of TechTarget, Inc., which will be held at 2:00 p.m., local time, on Thursday, December 3, 2009, at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494.

        This year, we are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our annual report on Form 10-K/A. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our annual report on Form 10-K/A and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

        We hope you will be able to attend and participate in the Annual Meeting.

        Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet or by proxy card.

        On behalf of your Board of Directors, I would like to thank you for your continued support and interest in TechTarget, Inc.

Sincerely,
/s/ GREG STRAKOSCH Greg Strakosch Chief Executive Officer

TechTarget, Inc.
117 KENDRICK STREET, SUITE 800
NEEDHAM, MA 02494

Annual Meeting of Stockholders
to be held on December 3, 2009 at 2:00 p.m.

PROXY STATEMENT

 GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of TechTarget, Inc., also referred to in this Proxy Statement as the "Company," "TechTarget," "we" or "us," of proxies to be voted at our 2009 Annual Meeting of Stockholders, or the "Annual Meeting", to be held on Thursday, December 3, 2009 at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494 at 2:00 p.m., local time, and at any adjournment or adjournments thereof. Stockholders of record of our common stock, $.001 par value per share, as of the close of business on October 16, 2009 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 42,039,208 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company's corporate headquarters are available at http://www.techtarget.com/html/ab_directions.htm#needham.

        If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of the nominee named below as director, and (ii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our Corporate Secretary, by submitting a duly executed proxy bearing a later date, by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time on December 3, 2009, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting Procedures

Q:    What shares owned by me may be voted?

A:
You may only vote the shares of our common stock owned by you as of the close of business on October 16, 2009, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following:

•
shares of common stock held directly in your name as the stockholder of record; and

•
shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy card or to vote in person at the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card. If you execute your proxy, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Alternatively, you may vote through the Internet or by telephone as indicated on the website and the proxy card.

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being supplied to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee should have supplied a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the Annual Meeting.

Q:    How may I vote my shares at the Annual Meeting?

A:
You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:    How may I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

  Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

  If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:    How may I revoke a proxy or an Internet or telephone vote?

A:
A proxy may be revoked by executing a later-dated proxy card, by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time on December 3, 2009, by attending the Annual Meeting and voting in person, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494, attention: Corporate Secretary. If you own your shares in street name your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

Q:    How does our board of directors recommend that I vote on the proposal to elect the nominee to our board of directors?

A:
Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:    What is the quorum required for the Annual Meeting?

A:
Holders of record of the common stock on October 16, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 42,039,208 shares of common stock were outstanding. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists.

Q:    How are votes counted?

A:
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of a director, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

Q:    What vote is required on the proposal to elect the nominee to our board of directors?

A:
Individual director nominees are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. In the election of directors, votes may be cast for or withheld with respect to the nominee. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will be counted as a vote against for purposes of determining whether the proposal is approved.

Q:    What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or voting instruction card?

A:
This means your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

Q:    Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and publish final results in our annual report on Form 10-K for the fiscal year ended December 31, 2009.

Q:    Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the director candidate nominated by our board of directors. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Stockholders

        A copy of our annual report to stockholders for the year ended December 31, 2008, which contains our financial statements, accompanies this Proxy Statement. We have filed an annual report on Form 10-K/A for 2008 with the Securities and Exchange Commission, or the SEC, which forms a part of the 2008 annual report to stockholders. Stockholders separately may obtain, free of charge, a copy of the 2008 Form 10-K/A, without exhibits, by writing to TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494, attention: Corporate Secretary. The annual report on Form 10-K/A is also available through our website at www.techtarget.com. The annual report to stockholders and the 2008 Form 10-K/A are not proxy soliciting materials.

 AGENDA ITEM 1:

ELECTION OF DIRECTOR

Nominee for Election as Director

        Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. At the Annual Meeting, the Class II Director will stand for election. Our board of directors is currently authorized to have, and we currently have, five members.

        Our board of directors has nominated Mr. Bruce Levenson as nominee for election as a Class II Director for a three-year term, until the 2012 annual meeting of stockholders or until his respective successor is elected and qualified. This nominee is currently serving as a director.

        The nominee has indicated that he is willing and able to serve as director if elected. If the nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the nominating and corporate governance committee of our board of directors. None of our directors are related to any other director or to any of our executive officers.

        The following sets forth our directors and executive officers and their respective ages and positions as of September 30, 2009.

Information About the Nominee

Name	Age	Position
Bruce Levenson(1)(2)	59	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

        Bruce Levenson has served as a director since 1999. Mr. Levenson is the co-founder of UCG, where he has worked since 1977. Mr. Levenson is currently a Partner at UCG, where he is involved in company strategy and acquisition efforts. In addition, Mr. Levenson is a partner in Atlanta Spirit, LLC, which is the majority owner of the NBA Atlanta Hawks franchise and the NHL Atlanta Thrashers franchise. Atlanta Spirit LLC also owns the operating rights to the Philips Arena, the major sports and entertainment venue in Atlanta. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University.

        Our board of directors unanimously recommends a vote FOR the election of the nominee to serve as director.

Information About Continuing Directors

Jay C. Hoag(2*)(3*)	51	Director
Leonard P. Forman(1*)(2)(3)	64	Director
Roger M. Marino(1)(3)	71	Director
Greg Strakosch	47	Chairman and Chief Executive Officer; Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of Nominating and Corporate Governance Committee

(*)
Committee Chairman

        Jay C. Hoag has served as a director since 2004. Since June 1995, Mr. Hoag has served as a founding general partner of Technology Crossover Ventures, a private equity and venture capital firm. Mr. Hoag also serves on the boards of directors of Netflix, Inc. and several private companies. Mr. Hoag holds a B.A. from Northwestern University and a M.B.A. from the University of Michigan.

        Leonard P. Forman has served as a director since December of 2006. Mr. Forman served as the Chief Financial Officer and Executive Vice President of the New York Times Company from 2001 to 2006. Mr. Forman also serves on the board of directors of Wolters Kluwer, N.V. and the Advisory Board of Veronis Shuler and Stevenson. Mr. Forman holds a B.A. from Queens College, City University of New York and completed his PhD dissertation from New York University.

        Roger M. Marino has served as a director since 2000. Mr. Marino is an active private investor in numerous technology start-up companies. In 2001 Mr. Marino founded Revere Pictures, a film production company. Prior to founding Revere Pictures, Mr. Marino co-founded EMC Corporation and retired as its president in 1992. Mr. Marino holds a B.S. from Northeastern University and is a member of Northeastern's Board of Trustees.

        Greg Strakosch has served as our chief executive officer and a director since our incorporation in September of 1999 and our chairman since 2007. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of United Communications Group, or UCG, a business-to-business information provider. Mr. Strakosch joined UCG in 1992 when the company acquired Reliability Ratings, an IT publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems. Mr. Strakosch holds a B.A. from Boston College.

CORPORATE GOVERNANCE

        Our board of directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the audit committee, the compensation committee, and the nominating and corporate governance committee, the code of business conduct and ethics, as well as our corporate governance guidelines, are posted on the corporate governance page of our website at www.techtarget.com. You may also obtain a copy of any of these documents without charge by writing to TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494, attention: Corporate Secretary.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors' business, provide that:

  •
  our business and affairs are managed by, or under the direction of, our board of directors, acting on behalf of the stockholders. Our board of directors has delegated to our officers the authority and responsibility for managing the Company's everyday affairs. Our board of directors has an oversight role and is not expected to perform or duplicate the tasks of our chief executive officer or senior management;

  •
  a majority of the members of our board of directors shall meet the independence standards of the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD"); and

  •
  the independent members of our board of directors regularly meet in executive session.

Board Determination of Independence

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Forman, Hoag, Levenson, or Marino, who comprise our audit, compensation and nominating and corporate governance committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined by NASDAQ's rules.

Board Meetings and Attendance

        Our board of directors held five meetings in 2008. During 2008, each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by each committee of our board of directors on which such director served during the period for which such director served except for Mr. Levenson, who attended an aggregate of 71% of our Board and Committee meetings.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are encouraged to attend the Annual Meeting. In 2008, three directors, Jay Hoag, Alan Spoon (who subsequently resigned from the Board) and Leonard Forman participated in the Annual Meeting by telephone. Beginning in 2010, the Company's policy is to schedule a regular meeting of the Board on the same date as the Company's annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a separate charter adopted by our board of directors. Current copies of each committee's charter are posted on the "Corporate Governance" section of our website at www.techtarget.com. Our board of directors has determined that all of the members of each of our board's three standing committees are independent as defined under the rules of the NASDAQ Global Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Audit Committee.    Leonard Forman, the chair of the committee, Bruce Levenson and Roger M. Marino currently serve on the audit committee. Our board of directors has determined that Mr. Forman is an "audit committee financial expert" as defined in applicable SEC Rules. The audit committee's responsibilities include but are not limited to:

  •
  reviewing and assessing the adequacy of the audit committee charter;

  •
  evaluating its own performance and reporting the results of such evaluation to our board of directors;

  •
  appointing, retaining, terminating and approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  assessing and evaluating the work of our independent registered public accounting firm;

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  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  meeting independently with our independent registered public accounting firm;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

  •
  making regular reports to our board of directors; and

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

        Our audit committee met eight times in 2008.

        Compensation Committee.    Jay Hoag, the chair of the committee, Leonard Forman and Bruce Levenson currently serve on the compensation committee. The compensation committee's responsibilities include but are not limited to:

  •
  reviewing and assessing the adequacy of the compensation committee charter;

  •
  evaluating its own performance and reporting the results of such evaluation to our board of directors;

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

  •
  reviewing and approving the compensation of our other executive officers and those members of management that report directly to our chief executive officer;

  •
  reviewing and discussing with management our executive compensation disclosure included in reports and registration statements filed with the SEC and producing required reports;

  •
  establishing and reviewing our overall management compensation philosophy and policy;

  •
  overseeing our compensation, welfare, benefit and pension plans and similar plans;

  •
  overseeing the evaluation of management;

  •
  developing a Chief Executive Officer succession plan for consideration by the Board and reporting on such plan to the Board;

  •
  making regular reports to our board of directors; and

  •
  reviewing and making recommendations to the board with respect to director compensation, with guidance from our nominating and corporate governance committee.

        Our compensation committee met five times in 2008. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading "Executive Compensation".

        Nominating and Corporate Governance Committee    Jay Hoag, the chair of the committee, Leonard Forman and Roger M. Marino currently serve on the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include but are not limited to:

  •
  reviewing and assessing the adequacy of the nominating and corporate governance committee charter; evaluating its own performance and reporting the results of such evaluation to our board of directors;

  •
  developing and recommending to the board criteria for board and committee membership and providing guidance to the compensation committee regarding director compensation;

  •
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

  •
  reviewing our disclosures concerning our policies and procedures for identifying and reviewing board nominee candidates;

  •
  conducting an appropriate review and approval of all related-party transactions for potential conflict of interest situations on an ongoing basis;

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines;

  •
  making regular reports to our board of directors; and

  •
  overseeing the evaluation of the board.

        Our nominating and corporate governance committee met formally two times in 2008. In addition, the Nominating and Corporate Governance Committee took action by written consent. The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process".

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes meetings from time to time to evaluate biographical information and background material relating to potential candidates, interviews of selected candidates by members of the committee and our board of directors and recommending prospective candidates for the Board's consideration and review of the prospective candidate qualifications with the Board.

        In identifying prospective director candidates, the nominating and corporate governance committee may consider all facts and circumstances that it deems appropriate or advisable, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of our board of directors. Assessment includes consideration of the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of the

Company's business and industry, and experience. The committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

  •
  Directors must be of the highest ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics;

  •
  Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

  •
  Directors must have the ability to exercise sound business judgment; and

  •
  Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company's management based on that experience.

        Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominating and corporate governance committee, c/o Chairman of the Board of Directors, TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next annual meeting assuming the nominee consents to such inclusion.

Communications with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the board of directors is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our board of directors or to the individual director so designated on a periodic basis, as he considers appropriate.

        Unless any communication is marked confidential and is addressed to a particular board member, the Chairman of the board of directors, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by our board of directors.

        Interested parties may send written communications to our board of directors at the following address: TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494; Attention: Board of Directors.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the code of business conduct and ethics on our website, which is located at www.techtarget.com. In addition, we intend to disclose on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

 DIRECTOR COMPENSATION

        Directors who are also employees will continue to receive no compensation for their service as a director. However, since January 1, 2007, all non-employee directors:

  •
  have been paid a base annual retainer of $20,000;

  •
  have been paid a fee of $1,500 for attendance at each board meeting and were reimbursed for any actual out-of-pocket expenses incurred in attending any such meeting;

  •
  have been paid a fee of $1,000 for attendance at each committee meeting and were reimbursed for actual out-of-pocket expenses incurred in attending any such meeting; and

  •
  received an annual grant of options to purchase, at the fair market value at the time of issuance, 2500 shares of our common stock, which options will be immediately exercisable.

        In addition, each non-employee director is paid, on an annual basis, the following amounts for service as follows: each member of the audit committee: $5,000; each member of the compensation committee: $2,500; and each member of the nominating and corporate governance committee: $2,500. In addition, each committee chairperson will receive the following additional annual cash payments: chairperson of the audit committee: $10,000; chairperson of the compensation committee: $5,000; and chairperson of the nominating and corporate governance committee: $5,000.

        In lieu of receiving cash payments for their service on our board of directors or our board committees, in 2008 all cash fees were paid in equity under our 2007 Stock Option and Incentive Plan.

        In the event that we add additional non-employee directors to our board, we will determine the amount of equity compensation, if any, based on the available benchmarking data for directors of comparable companies as well as other relevant factors, such as that person's experience in our industry, unique skills and knowledge, and the extent to which we expect that person will serve on and/or chair any committees. In consideration of Mr. Forman's agreement to join our board in late 2006, and to serve as chairman of our audit committee, we agreed to grant to Mr. Forman an option to purchase 75,000 shares of our common stock. The option vested and became exercisable over a two-year period. The exercise price for the shares underlying Mr. Forman's stock is equal to $13.00 per share. Any future grants to Mr. Forman will be provided in accordance with our then applicable director compensation guidelines. In determining the amount of Mr. Forman's initial grant, our board reviewed the individual factors detailed above and, in this case, Mr. Forman's business and financial experience in highly-relevant industry sectors, and the fact that he will be serving as chairman of our audit committee.

Fiscal 2008 Director Compensation

        The following table details the compensation earned during 2008 by our non-employee directors.

Name	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Leonard P. Forman	62,503	7,998	70,501
Jay C. Hoag	41,005	7,998	49,003
Bruce Levenson	36,998	7,998	44,997
Roger M. Marino	43,498	7,998	51,496
Alan G. Spoon(3)	11,995	—	11,995

(1)
The amounts in the "Stock Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each director during 2008, as required by SFAS No. 123(R).

(2)
The amounts in the "Options Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each director during 2008, as required by SFAS No. 123(R), disregarding any estimates of forfeitures relating to service-based vesting conditions. For the assumptions relating to these valuations, see Note 12 to our 2008 audited financial statements.

(3)
Mr. Spoon resigned from the Board effective on October 17, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy.

        The primary objectives of our compensation committee and our board of directors with respect to executive compensation are to attract, retain and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long term value for our stockholders. The compensation committee implements and maintains compensation plans in order to enhance the likelihood that we may achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business plan, to motivate and reward individuals who perform at or above the levels that we expect and to link a portion of each executive officer's compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers' compensation through equity-based awards.

Compensation Committee.

        Our current executive compensation policies and objectives were developed and implemented by our compensation committee, which consists of three independent directors. One of the roles of the compensation committee under its charter is to review and approve compensation decisions relating to our executive officers. Our compensation committee reviews and approves the compensation of our chief executive officer, Mr. Strakosch, and, with input from our chief executive officer, the compensation for our other executive officers. Mr. Strakosch plays no role in determining his own salary, bonus or equity compensation.

        Our compensation committee intends to continue to perform, at least annually, a review of our executive compensation program to assess whether such program provides adequate incentives and motivation to our executive officers, and whether it adequately compensates our executive officers relative to comparable executive officers employed by other private and public companies with which we believe we compete for executives. In addition to addressing cash compensation matters for our executive officers, our compensation committee reviews stock option and other equity grants to executive officers, as well as bonus plans, stock option and other equity grants to employees who are not executive officers.

Elements of Executive Compensation

        Executive compensation consists of the following elements:

  •
  base salary;

  •
  annual performance bonus;

  •
  equity incentive compensation; and

  •
  employee benefit plans

        We view these elements of compensation as related but distinct. Although our compensation committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based, in part, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal fairness and consistency, and other considerations we deem relevant, such as the executives' equity ownership percentage. We believe that stock option and other equity awards are an important motivator in attracting and retaining employees in addition to salary and cash bonus awards. For 2008, the overall mix of executive compensation was shifted more toward long term rewards by implementing a program in which both base salaries and cash performance bonuses were kept at 2007 levels, and additional equity awards were granted in the form of restricted stock units, or "RSUs", all as further detailed below.

        Base Salary.    Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to employment agreements that provide for automatic or scheduled increases in base salary. We determine base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that such executive officers will contribute to our overall business goals. We also take into account the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account an individual's responsibilities, performance, skills specific to us and industry experience. In December 2007, our compensation committee approved and recommended for approval, and our board of directors approved, keeping the base salaries for 2008 for our executive officers equal to their base salaries for 2007.

        Annual Performance Bonus.    We designed our executive team bonus plan in a manner we believe will focus and motivate our management on achieving key company financial objectives and to reward our management for achievement of these financial objectives. In December 2007, our board of directors approved the 2008 Executive Incentive Bonus Plan, which we refer to as the 2008 Bonus Plan. The 2008 Bonus Plan provided for the payment of an annual cash bonus based on an individual targeted bonus amount for each executive officer. The specific targeted bonus amount for each executive officer was determined by the compensation committee based on a recommendation by Mr. Strakosch and the various factors noted above. Mr. Strakosch's targeted bonus amount is determined by the compensation committee without input from Mr. Strakosch. Each of the executive officers was eligible to earn greater than their targeted bonus amount in the event the applicable financial objective was exceeded. Although the amount of the relevant company financial target in the 2008 Bonus Plan was increased from the target for 2007, the dollar amount payable to each executive officer under the 2008 Bonus Plan was identical to the dollar amount that was in place for each of our executives for 2007; all other terms of the Plan remained the same, and these terms were consistent with the terms of annual performance bonus plans that have been in place for our executive officers since 2002.

        Historically, and in connection with the 2008 Bonus Plan, our financial targets for bonuses were established in conjunction with our annual performance and compensation review process that is part of our annual budgeting process. Our compensation committee chose Adjusted EBITDA, defined as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation, as the target metric for payment under the 2008 Bonus Plan (as has been the case for bonus payments since 2002). Adjusted EBITDA was chosen by our compensation committee because, after considering various financial metrics, it believed that Adjusted EBITDA is the appropriate measurement of our performance and achievement of our strategic objectives.

        In order for any of our executive officers to have been paid any amounts under the 2008 Bonus Plan, the minimum threshold of 90% of the Adjusted EBITDA bonus target would have had to have been achieved. If the 90% threshold was achieved, then each of our executive officers would have earned 50% of their targeted bonus amount. Furthermore, each of our executive officers would have earned an additional 5% of their targeted bonus amount for each additional 1% of the Adjusted EBITDA bonus target achieved over 90% until 100% of the Adjusted EBITDA bonus target was achieved. If greater than 100% of the Adjusted EBITDA bonus target was achieved for 2008, then the executive officers would have earned an additional cash bonus in excess of their targeted amount.

        In 2008, the Company produced below 90% of the Adjusted EBITDA bonus target, which resulted in no payout of any 2008 Bonus Plan amounts to any executive officer. In the five prior fiscal years we paid out to our executive officers the following percentages of their targeted bonus amounts: 86%, 90%, 0%, 261%, and 50%, respectively. All bonus amounts earned are accounted for in accordance with GAAP throughout the applicable fiscal year.

        The table below shows, for each named executive officer, the target annual incentive bonus and actual bonus paid for 2008.

Name and Position	Bonus Target ($)	Bonus Paid ($)
Greg Strakosch, Chairman and Chief Executive Officer	270,000	—
Don Hawk, President	225,000	—
Eric Sockol, Chief Financial Officer and Treasurer	75,000	—
Kevin Beam, Executive Vice President	175,000	—
Rick Olin, Vice President, General Counsel and Secretary	50,000	—

        Equity Incentive Compensation.    We intend to continue, as we have in the past, to utilize equity awards, in the form of stock options and, more recently, RSUs, in each case to attract, motivate and retain employees. We believe that stock options, RSUs and other equity awards are an important component of an executive's overall compensation package, and that this equity element can be effective in rewarding long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock option grants and/or RSU grants under our 1999 Stock Option Plan and/or our 2007 Stock Option Plan. We believe the vesting feature of our equity grants increases executive retention by providing an incentive to remain in our employ during the vesting period. In determining the grants of equity awards, our compensation committee considers the external data described in the "Benchmarking of Compensation and Equity" section below, as well as the recommendations of our chief executive officer. Additionally, other factors considered in this determination include the comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive's performance and the amount and status of equity previously awarded to the executive.

        To date, we have typically made an initial equity award to new executives in connection with the start of their employment; we also typically make one annual performance grant of equity per year to certain key employees and executives. Grants of equity awards to executives are all approved by our board of directors or our compensation committee. Stock options are granted based on the fair market value of our common stock on the date of grant. To date, in most cases, the stock options we have granted to our executives have vested as to 25% of such awards at the end of the first year following the grant and in equal quarterly installments over the succeeding three years, while the RSUs granted for 2008 vest in equal annual installments over four years. These executive officer vesting schedules are generally consistent with the vesting of stock options and RSUs granted to other employees.

        Annual Equity Grants.    During the fourth quarter of 2007, in connection with our annual employee performance and compensation review, our board of directors, compensation committee and executive officers held discussions, both together and independently, regarding the importance of retaining and motivating key employees in order to plan for our next stage of growth. Based upon those discussions, our chief executive officer recommended that, with respect to 2008 compensation for our management team, which was comprised of approximately 35 people and included our executive officers, this group of employees would not be given any increase in their base annual salaries and, in lieu thereof, would be granted RSUs. The amount of RSUs granted to each such manager, including each executive officer, was based on a formula using salary and bonus amounts, factored by one of two weighting factors, which factors were based on potential impact the manager's role had on us meeting our financial goals and, in certain other cases, a change in expectations for the role. The RSUs have four-year annual vesting terms in each case.

        We typically approve stock option and other equity grants at regularly scheduled meetings of our board of directors or compensation committee, although in some cases, business exigencies or other practical considerations require that stock options and other equity granted be approved through a written consent of the board of directors or compensation committee.

Summary of 2009 Executive Compensation

        Base Salary and Bonus Amounts; Percentage Allocation.    For 2009, as was the case in 2008, the Company kept the aggregate amount of annual base salary and target cash performance bonus for each executive (together, the "Aggregate Annual Target Compensation") at 2007 levels. However, for 2009, these amounts were adjusted in order to provide for a consistent percentage allocation among all of our executive officers between the amount of their annual salary and the amount of their target performance cash bonus. Specifically, in December 2008, our compensation committee approved and recommended for approval, and our board of directors approved, keeping the Aggregate Annual Target Compensation for each executive the same as that which each was entitled to in 2008, while providing that Aggregate Annual Target Compensation for each executive would be allocated such that eighty percent (80%) would be represented by annual base salary and twenty percent (20%) would be represented by target performance cash bonus. As a result, certain of our executives received increases in their annual base salaries (and corresponding reductions in their target performance cash bonuses) in connection with such reallocation. Additionally, the Company continued the practice that was initiated for 2008 of utilizing restricted stock units, or "RSUs", as long term rewards for our named executive officers.

        2009 Bonus Plan.    In December 2008, our board of directors approved the 2009 Executive Incentive Bonus Plan, which we refer to as the "2009 Bonus Plan". The 2009 Bonus Plan provides for the payment of cash bonuses based on an individual targeted bonus amount for each named executive officer. The specific targeted bonus amount for each executive officer is determined by the compensation committee. Mr. Strakosch's targeted bonus amount is determined by the compensation committee without input from Mr. Strakosch. Each of the executive officers is eligible to earn greater than their targeted bonus amount in the event the applicable financial objective is exceeded. The amount of the relevant target in the 2009 Bonus Plan was determined in connection with the Company's 2009 budgeting process. In connection with the reallocation of Aggregate Annual Target Compensation, as described above, the dollar amounts payable to certain executive officers under the 2009 Bonus Plan were reduced from the dollar amounts that were in place for our executives for 2008. In order for any of our executive officers to be paid any amounts under the 2009 Bonus Plan, we must reach or exceed a minimum threshold of 90% of the Adjusted EBITDA bonus target. If the 90% threshold is achieved, then each of our executive officers will earn 50% of their targeted bonus amount.

Furthermore, each of our executive officers will earn an additional 5% of their targeted bonus amount for each additional 1% of the Adjusted EBITDA bonus target achieved over 90% until 100% of the Adjusted EBITDA bonus target is achieved. If greater than 100% of the Adjusted EBITDA bonus target is achieved for fiscal year 2009, then the executive officers will earn an additional cash bonus in excess of their targeted amount. Under the terms of the 2009 Plan, each executive will be entitled to a quarterly cash payout under the Plan based on the Company's Adjusted EBITDA for the applicable fiscal quarter and year-to-date.

        2009 Equity Grant.    During the fourth quarter of 2008, in connection with our annual employee performance and compensation review, our board of directors, compensation committee and chief executive officer held discussions, both together and independently, regarding the importance of retaining and motivating key executive employees in order to plan for our next stage of growth. Based upon those discussions, there was a recognition that a disproportionate amount of the equity that had been granted over the years to certain key executives was either fully-vested and, in the case of option grants, had exercise prices below the price at which the Company's stock had generally been trading over recent periods. In addition, there was a corresponding recognition that, even with the current challenges presented by the macro-economic environment, it would be most appropriate, and in keeping with the Company's philosophy regarding executive compensation to date, to have these new equity grants to the executives only begin vesting in the event that the Company achieves a certain annual financial performance threshold. The RSUs will vest following the first fiscal year in which the Company achieves positive Adjusted EBITDA, provided, that in the event that the Company does not achieve positive Adjusted EBITDA by its 2011 fiscal year, the RSU grant shall expire and terminate. Once this corporate performance metric is achieved, the RSUs have four-year vesting terms, in each case with the initial 25% vesting on the first anniversary of the grant date preceding the initial vesting trigger date and, thereafter, in installments of 6.25% of the total grant following the expiration of each 91-day period thereafter until fully-vested. Based on the foregoing, the Compensation Committee approved and recommended for approval, and the Board approved, a grant to our five named executive officers of an aggregate of 1.8 million performance-based RSUs, which grant, in the case of certain key named executive officers, was in recognition of the potential retention risk posed by their respective equity positions in the Company.

        Employee Benefit Plans.    Our employees, including our executive officers, are entitled to various employee benefits. These benefits include: medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; and a 401(k) plan. We offer a 401(k) plan to eligible employees. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. Currently, we match fifty cents of each dollar of compensation contributed by the participant up to a maximum of $2,000 per year. The employer contributions vest over a four-year period commencing on the employee's hire date.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee or board of directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity

        Our compensation committee believes that using a benchmark to measure the performance of our executive officers may not always be appropriate, but also believes that it can be a meaningful factor in determining cash and equity compensation. Determining the appropriate compensation for each of our executive officers involves various objective and subjective compensation principles. Therefore, our compensation committee, when assessing our compensation plans, both by component and in the aggregate, reviews the following information and data. With regard to our chief executive officer, chief financial officer and general counsel, given that we believe the role and responsibilities for those positions are generally consistent from company to company, we review the compensation of those titled positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics. Those characteristics include market capitalization (where applicable), revenue, profitability, headcount, industry and geography. Additionally, for the other two members of our executive management team whose positions are more distinct and may not be as readily benchmarked by title, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. Following this review, our compensation committee considers additional individual factors that contribute to the executive's value to our company, such as length of service and specific skills that make an executive officer uniquely key to our success. For 2008 and 2009, the compensation committee considered the compensation of the executives of the following set of peer companies: WebMD, Bankrate, Orbitz, Jupiter Media (now known as Webmedia Brands), Expedia, The Knot, TheStreet.com and CNET (since acquired by CBS). This group of peer companies was determined to have been appropriate by the compensation committee members. Based on the committee's review of the compensation data available on the executives in this peer group, the compensation committee determined that keeping the aggregate annual salary and target cash performance bonus amounts for our executives the same as 2007, while providing the equity grant in the form of Restricted Stock Units, was appropriate.

        We have not retained a compensation consultant to develop or review our policies and procedures with respect to executive compensation. Our compensation committee, comprised of Leonard Forman, Jay C. Hoag, and Bruce Levenson, the latter two of whom, either personally or on behalf of their respective funds, represent substantial stockholders in our company. These compensation committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

Compensation Committee Report

        The compensation committee has reviewed and discussed the section of this Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that such section be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors

Jay Hoag, Chair
Leonard Forman
Bruce Levenson

Executive Officer Compensation

Summary Compensation Table

        The following table sets forth the compensation earned for 2008 and 2007 for the following persons, whom we refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Greg Strakosch, Chairman and Chief Executive Officer	2008	440,000	126,495	559,155	—	2,000	1,127,650
	2007	440,000	4,844	558,358	232,983	1,500	1,237,685
Don Hawk, President	2008	350,000	98,001	559,155	—	2,000	1,009,156
	2007	350,000	3,744	558,358	194,153	1,500	1,107,755
Eric Sockol, Chief Financial Officer and Treasurer	2008	275,000	124,723	279,584	—	2,000	681,307
	2007	275,000	4,773	279,177	64,718	1,500	625,168
Kevin Beam, Executive Vice President	2008	350,000	187,070	419,369	—	2,000	958,439
	2007	350,000	7,159	418,765	151,008	1,500	928,432
Rick Olin, Vice President, General Counsel and Secretary	2008	200,000	44,542	55,909	—	2,000	302,451
	2007	200,000	1,701	55,703	43,145	1,500	302,049

(1)
The amounts in the "Stock Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each officer during 2008 and 2007, as required by SFAS No. 123(R).

(2)
The amounts in the "Options Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each officer during 2008 and 2007, as required by SFAS No. 123(R), disregarding any estimates of forfeitures relating to service-based vesting conditions. Amounts do not include awards granted prior to 2006. For the assumptions relating to these valuations, see Note 12 to our 2008 audited financial statements in our Annual Report filed on Form 10-K/A.

(3)
These amounts represent matching 401(k) contributions.

Fiscal 2008 Grants of Plan-Based Awards

        Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the restricted stock units vest subject to any deferral plan that a named executive officer, subject to the specific grant terms detailed above, may elect to put in place. Restricted stock unit awards to our named executive officers, subject to the specific grant terms detailed above, generally vest in annual installments over four years. Upon termination of employment, except as provided under the respective executive's employment agreement as specified below, unvested restricted stock units automatically terminate and will be forfeited. Until shares of common stock are delivered at the time the restricted stock units vest, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the restricted stock units may not be sold, assigned, encumbered or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. In the event the executive's employment with us is terminated by reason of death or disability or by us for a reason other than cause (as defined in the applicable named executive officer's employment agreement), then the number of restricted stock units which will be vested will be determined in accordance with the applicable executive's employment agreement (as summarized below).

        Stock options granted to our executives typically vest as follows: 25% of the number of shares covered by the option on the first anniversary of the date of grant and 6.25% of the number of shares covered by the option for the twelve quarters thereafter. The term of the options is between six and ten years. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

        See the section of this Proxy Statement entitled, "Potential Payments Upon Termination or Change in Control" for a description of the effect of a termination of employment and/or change in control on the vesting schedules of stock options and RSUs granted to our executive officers.

Outstanding Equity Awards at Fiscal 2008 Year-End

        The following table summarizes the outstanding equity award holdings held by our named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Greg Strakosch	268,750	—		0.20	9/17/2009	26,625	(4)	115,020
	687,500	—		2.16	11/1/2011
	375,000	—		2.16	8/4/2013
	250,000	—		5.04	12/17/2014
	281,250	218,750	(2)	7.36	9/27/2016
Don Hawk	15,438	—		2.72	1/9/2014	20,625	(4)	89,100
	125,000	—		5.04	12/17/2014
	281,250	218,750	(2)	7.36	9/27/2016
Eric Sockol	20,000	—		1.80	12/12/2010	26,250	(4)	113,400
	20,000	—		2.16	1/18/2012
	12,500	—		2.72	1/9/2014
	25,000	—		5.04	12/17/2014
	140,625	109,375	(2)	7.36	9/27/2016
Kevin Beam	101,058	—		2.36	3/15/2010	39,375	(4)	170,100
	25,000	—		2.16	1/18/2012
	50,000	—		2.16	7/30/2013
	12,500	—		2.72	1/9/2014
	62,500	—		5.04	12/17/2014
	210,937	164,063	(2)	7.36	9/27/2016
Rick Olin	25,000	25,000	(3)	7.80	10/30/2016	9,375	(4)	40,500

(1)
The value of the restricted stock units is based on $4.32, which was the closing price of the Company's stock on December 31, 2008.

(2)
25% of the shares in this grant vested on September 27, 2007 and the remaining shares vest 6.25% every ninety-one days thereafter over the following three years.

(3)
25% of the shares in this grant vested on October 30, 2007 and the remaining shares vest 6.25% every ninety-one days thereafter over the following three years.

(4)
25% of the shares in this grant vested on December 18, 2008 and the remaining shares vest 25% each of the following three years on December 18 of 2009, 2010 and 2011, respectively.

Option Exercises and Stock Vested During 2008

        The following table sets forth the aggregate number of shares for which options were exercised, and the aggregate number of shares that vested, during 2008 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Greg Strakosch	—	—	—	—
Don Hawk	—	—	—	—
Eric Sockol	48,720	585,706	—	—
Kevin Beam	58,505	697,266	—	—
Rick Olin	—	—	—	—

(1)
Messrs. Strakosch, Hawk, Sockol, Beam and Olin deferred receipt of RSU's vesting on December 18, 2008 of 8,875, 6,875, 8,750, 13,125 and 3,125 shares, respectively.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

        We have entered into employment agreements that may require us to make certain payments and/or provide certain benefits to our named executive officers in the event of a termination of employment or change in control. The following narrative and tabular disclosure summarizes the potential payments to each named executive officer assuming that one of the events described below occurs. The table assumes that the event occurred on December 31, 2008, the last day of the fiscal year.

        The employment agreement of each named executive officer entitles him to severance benefits if we terminate his employment without "cause", if the executive officer terminates his employment for "good reason" or if his termination occurs due to his death or disability. For purposes of the employment agreements, "cause" means: (i) any act of fraud or gross misconduct; (ii) commission of a (x) felony or (y) misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct; and "good reason" means: (i) a material reduction of the executive's salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (ii) a change in the executive's responsibilities and/or duties which constitutes a demotion; (iii) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices, (iv) our failure to pay amounts due under the employment agreement; or (v) failure of any successor in interest to the business to assume our obligations under the employment agreement. In addition, Mr. Sockol's employment agreement includes in the definition of "good reason," a change of our chief executive officer.

        In the event of a termination by us without cause, by the executive officer for good reason or as a result of the executive officer's death or disability, the executive is entitled to a payment, in the case of Mr. Strakosch, equal to his annual salary, in the case of Messrs. Hawk, Beam and Sockol, equal to nine months of their respective annual salary, and, in the case of Mr. Olin, six months of his annual salary. Additionally, in such event, each executive is entitled to (a) a payment of a portion of their annual targeted bonus equal to the greater of (i) 50% of such targeted amount and (ii) a pro rated portion thereof based on the applicable period in the then-current fiscal year that has passed; (b) payment by us of all health and welfare benefits pursuant to the same financial arrangement as was in place prior to the termination for a period equal to, in the case of Mr. Strakosch, one year, in the case of Messrs. Hawk, Beam and Sockol, nine months, and, in the case of Mr. Olin, six months; and (c) acceleration of unvested option shares and RSU grants in an amount equal to an additional ten percent for each year of service with us (except, in the case of Mr. Olin, equal to the greater of (1) 50% of the then-unvested number of his option shares and RSU grants and (2) an additional ten percent for each year of his service to TechTarget). Additionally, a failure of TechTarget to renew the employment agreement (unless as a result of "cause") is deemed to be a termination without cause, entitling the executive to his severance benefits.

        In the event that the executive is terminated for cause or terminates his employment other than for good reason, the executive is not entitled to any of the foregoing severance benefits.

        In the event of a change in control of us, all unvested options to purchase shares of our common stock and all unvested RSU grants become fully-exercisable by each named executive officer. Under the terms of the amended and restated employment agreements "change in control" is defined as: (i) a merger or consolidation of us with or into any other corporation or other business entity (except one in which the holders of our capital stock immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of our board of directors, which we refer to as voting stock, of the surviving corporation); (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of our assets; (iii) the acquisition by any person or any group of persons (other than us, any of our direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of us or any of our direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the voting stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, more than 50% of the combined voting power of the voting stock other than as a result of an acquisition of securities directly from us, or solely as a result of an acquisition of securities by us, which by reducing the number of shares of the voting stock outstanding increases the proportionate voting power represented by the voting stock owned by any such person to more than 50% of the combined voting power of such voting stock; (iv) a change in the composition of our board of directors following a tender offer or proxy contest, as a result of which persons who, immediately prior to such tender offer or proxy contest, constituted our board of directors shall cease to constitute at least a majority of the members of our board of directors; and (v) any liquidation, reorganization in bankruptcy, dissolution or winding up of us (whether voluntary or involuntary).

Payments upon a Triggering Event

        The following table sets forth information regarding the amounts payable by us under employment agreements to the named executive officers in the event that the named executive officer is terminated by us without cause, the named executive officer terminates his employment for good reason, or as a result of the executive officer's death or disability; and in any such event, assuming such termination occurred on December 31, 2008.

Name	Salary ($)(1)	Bonus ($)	Equity Payments ($)(2)	Healthcare Benefits ($)	Total ($)
Greg Strakosch	440,000	270,000	103,518	14,916	828,434
Don Hawk	262,500	225,000	80,190	11,187	578,877
Eric Sockol	206,250	75,000	102,060	11,187	394,497
Kevin Beam	262,500	175,000	136,080	11,187	584,767
Rick Olin	100,000	50,000	20,250	7,458	177,708

(1)
In the case of Mr. Strakosch, the amount is equal to his annual salary. In the case of Messrs. Hawk, Sockol and Beam, the amount is equal to nine months of their respective annual salary, and, in the case of Mr. Olin, the amount is equal to six months of his annual salary.

(2)
Represents the number of shares of our common stock under option and RSU grants that would vest multiplied by the fair market value of common stock as of December 31, 2008 and, in the case of options, minus the related exercise price.

        Upon a change in control only, Messrs. Strakosch, Hawk, Sockol, Beam and Olin would be entitled to the acceleration of all unvested stock options and all unvested RSU grants with aggregate estimated values equal to $115,020, $89,100, $113,400, $170,100 and $40,500 respectively.

Equity Compensation Plans

        1999 Stock Option Plan.    Our 1999 Stock Option Plan, as amended, was adopted by our board of directors and approved by our stockholders in September of 1999 and most recently amended on September 27, 2006. Our 1999 Stock Option Plan is administered by our compensation committee, which has full authority and discretion to interpret and apply the provisions of the 1999 Stock Option Plan. The 1999 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and other stock based awards. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 1999 Stock Option Plan.

        As of December 31, 2008, there were outstanding options under our 1999 Stock Option Plan to purchase a total of 5,942,977 shares of our common stock. In connection with the adoption of our 2007 Stock Option Plan, our board of directors determined not to make any further grants under the 1999 Stock Option Plan.

        2007 Stock Option and Incentive Plan.    Our 2007 Stock Option Plan, upon recommendation by our compensation committee, was adopted by our board of directors and approved by our stockholders in April 2007 and became effective on May 15, 2007. Our 2007 Stock Option Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards and other awards. We initially reserved 2,911,667 shares of our common stock plus any shares of our common stock that are represented by awards granted under our 1999 Stock Option Plan that expire, are cancelled or are terminated for issuance of awards under our 2007 Stock Option Plan. Our 2007 Stock Option Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each year, beginning on January 1, 2008, by the lesser of (a) 2% of the outstanding number of shares of common stock on the immediately preceding December 31 and (b) such lower number of shares as may be determined by our compensation committee. Generally, shares that are forfeited or canceled from awards under our 2007 Stock Option Plan also will be available for future awards. In addition, stock options returned to our 1999 Stock Option Plan, as of result of their expiration, cancellation or termination, are automatically made available for issuance under our 2007 Stock Option Plan. In December 2008, the compensation committee allowed for the automatic two percent increase of the number of shares reserved and available for issuance under our 2007 Stock Option Plan. As a result of this allowance and the forfeiture and termination of awards under our 1999 Stock Option Plan and our 2007 Stock Option Plan, as of September 30, 2009, there were 938,979 shares reserved and available for issuance under our 2007 Stock Option Plan.

        Our 2007 Stock Option Plan is administered by our compensation committee. Our compensation committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Stock Option Plan. All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our 2007 Stock Option Plan.

        The exercise price of stock options awarded under our 2007 Stock Option Plan may not be less than the fair market value of the common stock on the date of the option grant. Our compensation committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and, subject to the provisions of our 2007 Stock Option Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

        Stock appreciation rights may be granted under our 2007 Stock Option Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

        Restricted stock and deferred stock awards may also be granted under our 2007 Stock Option Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by our compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. Deferred stock awards are units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the compensation committee shall determine. Our compensation committee will determine the number of shares of restricted stock or deferred stock awards granted to any employee. Our 2007 Stock Option Plan also gives the compensation committee discretion to grant stock awards free of any restrictions.

        Our compensation committee also may grant awards under our 2007 Stock Option Plan that are intended to be "qualified performance-based" compensation under Section 162(m) of the Internal Revenue Code. Dividend equivalent rights may also be granted under our 2007 Stock Option Plan. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the committee shall determine. Unless our compensation committee provides otherwise, our 2007 Stock Option Plan does not generally allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

        No awards may be granted under the 2007 Stock Option Plan after the tenth anniversary of the effective date of the 2007 Stock Option Plan and, in the case of incentive stock options, after April 20, 2017. In addition, our board of directors may amend or discontinue the 2007 Stock Option Plan at any time and our compensation committee may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder's consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, our compensation committee may not "reprice" or otherwise reduce the exercise price of outstanding stock options.

        As of December 31, 2008, under our 2007 Stock Option Plan, there were 7,765,578 outstanding options to purchase shares of our common stock and 596,456 outstanding restricted stock unit grants. Additionally, in lieu of the cash board of directors' fees that were due and owing to our non-employee directors for 2008 under our board compensation program, we issued a total of 38,668 shares of our common stock under our 2007 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        As indicated above, the Compensation Committee consists of Messrs. Hoag, Forman and Marino. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been one of our employees.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	8,363,303	5.85	1,719,503	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	8,363,303	5.85	1,719,503

(1)
Our 2007 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each year, beginning on January 1, 2008, by the lesser of (a) 2% of the outstanding number of shares of our common stock on the immediately preceding December 31 and (b) such lower number of shares as may be determined by our compensation committee.

(2)
The number of securities remaining for future issuance consists of 1,719,503 shares issuable under our 2007 Stock Option and Incentive Plan, which was approved by our stockholders.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2009 (or such other date as indicated) for:

  •
  each person, entity or group whom we know to beneficially own more than 5% of our outstanding common stock;

  •
  each of our named executive officers, directors and our director-nominees; and

  •
  all of our executive officers, directors and our director-nominees as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of September 30, 2009, including shares subject to options exercisable within 60 days of September 30, 2009, and shares subject to restricted stock units scheduled to be delivered within 60 days of September 30, 2009, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. Applicable percentage of beneficial ownership is based on 42,039,208 shares of common stock outstanding as of September 30, 2009.

Name and Address of Beneficial Owner(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
5% Stockholders(2)
TCV V, L.P. and its related entities(3)	12,381,914	—	12,381,914	29.45%
Polaris Venture Partners(4)	9,153,335	—	9,153,335	21.77%
Non-Employee Directors
Leonard P. Forman	18,863	80,000	98,863	0.23%
Jay C. Hoag(5)	12,394,788	5,000	12,399,788	29.50%
Bruce Levenson(6)	1,241,170	5,000	1,246,170	2.96%
Roger M. Marino(7)	4,049,584	5,000	4,054,584	9.64%
Named Executive Officers
Greg Strakosch	10,000	1,696,375	1,706,375	3.90%
Don Hawk	207,264	515,438	722,702	1.70%
Eric Sockol	55,343	273,750	329,093	0.78%
Kevin Beam	13,125	507,043	520,168	1.22%
Rick Olin	—	37,500	37,500	0.09%
All directors and officers as a group	27,143,472	3,125,106	30,268,578	67.02%

(1)
Except as otherwise indicated, addresses are c/o TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, Massachusetts 02494.

(2)
Ownership percentages were obtained from schedule 13G filings and reflect the number of shares of common stock held as of September 30, 2009.

(3)
Consists of 12,150,808 shares held by TCV V, L.P. and 231,106 shares held by TCV Member Fund L.P. (collectively, the "TCV Funds"). The sole general partner of TCV V, L.P. and a general partner of TCV Member Fund, L.P. is Technology Crossover Management V, L.L.C. ("TCM V"). The investment activities of TCM V are managed by Jay C. Hoag, a director of the company, Richard H. Kimball, John L. Drew, Jon Q. Reynolds, Jr., and William J.G. Griffith IV (collectively, the "TCM Members") who share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. TCM V and the TCM Members disclaim beneficial ownership of such shares except to the extent of their individual pecuniary interest therein. The address of TCM V, the TCV Funds and the TCM Members is 528 Ramona Street, Palo Alto, California 94301.

(4)
Consists of 5,840,039 shares held by Polaris Venture Partners III, L.P., 151,636 shares held by Polaris Venture Partners Entrepreneurs' Fund III, L.P., 92,335 shares held by Polaris Venture Partners Founders' Fund III, L.P., 3,014,764 shares held by Polaris Venture Partners IV, L.P. and 54,561 shares held by Polaris Venture Partners Entrepreneurs' Fund IV, L.P. The general partner for each of Polaris Venture Partners III, L.P., a Delaware limited partnership ("PVP III"), Polaris Venture Partners Entrepreneurs' Fund III, L.P., a Delaware limited partnership ("Entrepreneurs' III"), and Polaris Venture Partners Founders' Fund III, L.P., a Delaware limited partnership ("Founders' III"), is Polaris Venture Management Co. III, L.L.C., a Delaware limited liability company ("Polaris III"). Jonathan A. Flint ("Flint"), Terrance G. McGuire ("McGuire") and Alan G. Spoon ("Spoon") are the managing members of Polaris III. Polaris III, the general partner of each of PVP III, Entrepreneurs' III and Founders' III, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by PVP III, Entrepreneurs' III and Founders' III. Flint, McGuire and Spoon are the managing members of Polaris III and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by PVP III, Entrepreneurs' III and Founders' III. The general partner for each of Polaris Venture Partners IV, L.P., a Delaware limited partnership ("PVP IV"), and Polaris Venture Partners Entrepreneurs' Fund IV, L.P., a Delaware limited partnership ("Entrepreneurs' III"), is Polaris Venture Management Co. IV, L.L.C., a Delaware limited liability company ("Polaris IV"). Flint, McGuire and Spoon are the managing members of Polaris IV. Polaris IV, the general partner of each of PVP IV and Entrepreneurs' IV, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by PVP IV and Entrepreneurs' IV. Flint, McGuire and Spoon are the managing members of Polaris IV and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by PVP IV and Entrepreneurs' IV. The address of PV III Funds, PV III, PV IV Funds and PVM IV is 1000 Winter Street, Waltham, Massachusetts 02451.

(5)
Consists of options to purchase 5,000 shares of Common Stock held directly by Mr. Hoag. Mr. Hoag has the sole power to dispose and direct the disposition of such shares and options and any shares issuable upon the exercise of the options, and the sole power to direct the vote of the shares currently held and of any shares to be received upon exercise of the options. However, Mr. Hoag has transferred to TCV Management 2004, L.L.C. ("TCM 2004") 100% of the pecuniary interest in such shares and options and any shares to be issued upon exercise of such options. Also includes 12,874 shares of Common Stock held by TCM 2004. Mr. Hoag is a member of TCM 2004, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes shares of Common Stock owned by TCV V, L.P. and TCV Member Fund, L.P. (collectively the "TCV Funds"). Please see note (3) above for a discussion of the ownership of the TCV Funds. Mr. Hoag disclaims beneficial ownership of the shares held by the TCV Funds except to the extent of his pecuniary interest therein.

(6)
Consists of 11,700 shares held by Mr. Levenson individually and 1,229,470 shares held by the Bruce Levenson 2008 Grantor Retained Annuity Trust ("Levenson Trust"). Mr. Levenson retains sole voting and dispositive power over the shares beneficially owned by the Levenson Trust.

(7)
Consists of 3,112,620 shares held by Mr. Marino individually, 462,021 shares held by GRAM Limited Partnership and 474,943 shares held by ROGRAM, L.L.C.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2008. Our officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2008, except for one report that was not timely filed by Mr. Roger Marino for one transaction, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction, and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

 AUDIT COMMITTEE REPORT

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2008 and discussed them with our management and our registered public accounting firm.

        The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The audit committee has received the written disclosures and the letter from our registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with our registered public accounting firm their independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K/A for the year ended December 31, 2008.

        This audit committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

        By the audit committee of the board of directors of TechTarget, Inc.

Respectfully submitted,
Leonard Forman (Chair) Bruce Levenson Roger Marino

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditors' Fees

        The following table sets forth the aggregate fees for services billed to us by Ernst & Young LLP, our registered public accounting firm, for each of the last two fiscal years. Ernst & Young LLP will not be present at the meeting of stockholders. Therefore, they will not be making a statement and will not be available to respond to any questions.

Fee Category	2008	2007
Audit fees(1)	$1,261,600	$480,000
Audit-related fees	—	—
Tax fees(2)	90,000	28,100
All other fees	—	—

Total fees	$1,351,600	$508,100

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of fees for tax compliance and tax planning services.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by SAS 100. Any approval of services by the chairman of the audit committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the audit committee.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2010

        With respect to any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, in order for such proposal to be included in the Proxy Statement for our annual meeting of stockholders for 2010, it must be received by our Corporate Secretary at our principal office in Needham, Massachusetts, no later than June 25, 2010, provided in the event that our annual meeting of stockholders for 2010 is held earlier than November 3, 2010 or held later than January 2, 2011, then the deadline will be a reasonable time before we begin to print and send our proxy materials.

        If you wish to present a proposal or a proposed director candidate at the 2010 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2009 Annual Meeting. However, if the date of the 2010 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after first anniversary of the 2009 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2010 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2010 Annual Meeting or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the proxy statement or annual report to you if you call or write us at the address or telephone number listed above. If you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

        Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

GENERAL

        The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

        In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

        Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON OCTOBER 16, 2009, AND TO EACH BENEFICIAL

STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO: CORPORATE SECRETARY, TECHTARGET, INC., 117 KENDRICK STREET, SUITE 800, NEEDHAM, MASSACHUSETTS 02494. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

        PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD AT YOUR EARLIEST CONVENIENCE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,
/s/ RICK OLIN Rick Olin Secretary, Vice President and General Counsel

Needham, Massachusetts
Dated: October 23, 2009

<STOCK#> Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 013XGB 1 U P X + Annual Meeting Proxy Card + Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Bruce Levenson Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items A Election of Director — The Board of Directors recommends a vote FOR the election of the nominee. 1. To elect one Class II director to serve for a three-year term expiring at the 2012 Annual Meeting of Stockholders. Mark here to WITHHOLD vote from the nominee Mark here to vote FOR the nominee 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 0 2 3 4 9 9 1 123456 C0123456789 12345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on December 3, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/TTGT • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

ANNUAL MEETING OF STOCKHOLDERS — December 3, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Rick Olin and Eric Sockol, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of stock of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m., local time, on Thursday, December 3, 2009, at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494, and at any adjournment thereof. None of the following proposals is conditioned upon the approval of any other proposal. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. (Continued and to be signed on the reverse side) . Proxy — TECHTARGET, INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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GENERAL INFORMATION
AGENDA ITEM 1
ELECTION OF DIRECTOR
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
Fiscal 2008 Director Compensation
EXECUTIVE COMPENSATION
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2010
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL